Exhibit 23.2

SR CPA & Co. CERTIFIED PUBLIC ACCOUNTANTS	Suites 1701-02, 17/F., FWD Financial Centre 308 Des Voeux Road Central, Sheung Wan, Hong Kong 香港上環德輔道中308號富衛金融中心17樓1701-02室 Tel電話: (852) 2123-1695 Fax傳真: (852) 2122-9481

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Wellchange Holdings Company Limited of our report dated May 15, 2025 relating to the consolidated financial statements, which appears in Wellchange Holdings Company Limited 's Form 20-F for the year ended December 31, 2024.

/s/ SR CPA & Co

Hong Kong
June 6, 2025